Exhibit 99.1

Oil-Dri Announces Third Quarter and Nine-Month Results of Fiscal 2014

CHICAGO—(June 6, 2014)—Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $67,417,000 for the third quarter of fiscal 2014 ended April 30, 2014, a 5% increase compared with net sales of $64,152,000 in the same quarter one year ago. Net income for the third quarter was $722,000, or $0.10 per diluted share, down 78% from net income of $3,251,000, or $0.46 per diluted share, in the third quarter of fiscal 2013.

Net sales for the nine-month period ended April 30, 2014 were $200,268,000, a 7% increase compared with net sales of $186,691,000 in the same period one year ago. Net income for the nine-month period was $7,890,000, or $1.11 per diluted share, down 21% from net income of $9,849,000, or $1.40 per diluted share, in the same period of fiscal 2013.

Business Review

President and Chief Executive Officer Daniel S. Jaffee said, “The quarterly results reflect continued cost pressures, planned advertising and promotional support for our Retail and Wholesale products and weakness in the sales and profitability of certain Business to Business products.

“Quarterly earnings were negatively impacted by increased packaging, freight and manufacturing costs, which included mining, hauling, a 25% increase in natural gas and additional labor needed for the packaging of private label products obtained through the acquisition of certain assets of MFM Industries, Inc. (the “MFM acquisition”).

“As previously disclosed, we implemented a robust marketing plan in support of Cat’s Pride Fresh & Light and our other scoopable litters during the quarter. Our investment was in multiple touch point advertising and included print and digital advertising and feature in-store displays. We are optimistic about the velocity of our products as unit shipments of Fresh & Light products increased 28% and overall scoopable litter shipments increased 19% in the quarter. This increase significantly outpaced the overall category growth of 6% during the period, as reported by a third party market research company.

“While the quarterly results reflect a long-term investment in our Retail & Wholesale products, the performance of our Business to Business products did not meet our expectations. Sales and income were affected by a reduction in the sales of Agsorb as a carrier for Corn Rootworm insecticides and lower sales of our animal health products.”

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

1

Segment Review

Third Quarter Results

Business to Business Products	Three Month Period February 1 – April 30		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$22,470,000	$24,525,000	-8%
Segment Income	$5,336,000	$7,957,000	-33%

Sales were up for Pure-Flo B80 bleaching clay used in palm oil processing and for MD-09, our new feed additive used to reduce wet droppings in poultry production. Sales were down 38% for our agricultural products and 11% for our animal health products. Co-packaged traditional coarse cat litter sales were also down slightly compared to the third quarter of the prior year.

Selling, general and administrative expenses increased 23% compared to the third quarter of fiscal 2013. These expenses included the startup costs for our new subsidiary in China, Amlan Trading (Shenzhen) Company, Ltd. Segment income was also negatively impacted by the reduction in sales and increased packaging, materials and freight costs.

Nine-Month Results

Business to Business Products	Nine-Month Period August 1 – April 30		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$71,649,000	$68,022,000	5%
Segment Income	$20,980,000	$22,581,000	-7%

Sales were up 17% for our animal health products primarily in foreign markets and 13% for our fluids purification products, including positive momentum of our fast filtering selective adsorbent, Select FF. Net sales of our agricultural products decreased 12% and co-packaged coarse cat litter sales were also down slightly compared to the first nine months of the prior year.

Operating income was affected by an approximate 10% increase in materials, freight and packaging costs per ton. The increase in freight costs can be primarily attributed to international shipments.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

2

Third Quarter Results

Retail and Wholesale Products	Three Month Period February 1 – April 30		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$44,947,000	$39,627,000	13%
Segment Income	$(694,000)	$2,964,000	N/A

Net sales of Retail and Wholesale products increased despite an investment in consumer and trade promotional activities in the quarter. Total cat litter units shipped in the quarter were up approximately 18%. Net sales of industrial and automotive absorbents, including sports turf products, were up while sales by our foreign subsidiaries were down. Private label cat litter sales increased approximately 44% due primarily to additional sales from the MFM acquisition. Segment income was reduced by increased packaging, freight, manufacturing and advertising expenditures in the quarter.

Nine-Month Results

Retail and Wholesale Products	Nine-Month Period August 1 – April 30		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$128,619,000	$118,669,000	8%
Segment Income	$3,563,000	$9,424,000	-62%

Net sales for the segment in the nine-month period increased 8% also despite increased consumer and trade promotional spending. Total cat litter units shipped in the period were up 12%. Sales were relatively flat for industrial absorbents and declined for our foreign subsidiaries. Private label cat litter sales increased approximately 16% due, in part, to additional sales from the MFM acquisition.

Segment income in the period was also reduced by an increase in advertising expenditures. Packaging, freight and materials cost per ton increased approximately 4%. The increase in freight costs was primarily due to our service level enhancement efforts.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

3

Financial Review

Cash, cash equivalents and short-term investments at April 30, 2014, totaled $19,867,000, which was $20,228,000 less than $40,095,000 at April 30, 2013. Cash, cash equivalents and short-term investments were down primarily due to the MFM acquisition, higher capital expenditures, and lower net cash provided by operating activities.

Capital expenditures for the nine-month period totaled $13,291,000, which was $5,684,000 more than depreciation and amortization of $7,607,000. Capital expenditures were made for projects at our manufacturing facilities, including the capacity expansion project for our fluids purification products and purchases of mining and hauling equipment. Capital expenditures were $7,805,000 for the nine-month period of fiscal 2013.

Cash provided by operating activities was $10,710,000 in the period, which was lower than the $19,274,000 for the first nine months of fiscal 2013. The primary reason for the change between years was an increase in inventory, accounts receivable and prepaid expenses, and a decrease in accrued expenses.

On March 17, 2014, Oil-Dri’s Board of Directors declared a quarterly cash dividend of $0.19 per share of outstanding Common Stock and $0.1425 per share of outstanding Class B Stock. The dividends were paid on May 30, 2014, to stockholders of record at the close of business on Friday, May 16, 2014. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the past ten years.

At the end of the third quarter, the annualized dividend yield on the Company’s Common Stock was 2.3%, based on the quarter’s closing stock price of $33.51 per share and an annual cash dividend of $0.76.

Looking Forward

Jaffee continued, “Over the last several months we have strengthened our management and sales team. In addition to Mark Lewry, who recently joined the company as Chief Operating Officer, overseeing the Business to Business Products Group, we have added to our field sales team in the consumer area and are staffing up our Chinese subsidiary. While these additions result in an increase in operational costs and will negatively impact earnings this fiscal year, we believe these investments will pay off in the future.

“We are pleased to announce that our Amlan subsidiary in China is open and fully operational. It has assumed the supply and sale of Amlan animal health products to our Chinese customers and will continue expanding distribution and sales moving forward.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

4

“In each of our B2B product areas we are working on new product development to fuel growth in these markets in the next fiscal year and beyond.

“In the consumer side of the business, we are implementing price increases for our MFM customers and are working to complete the packaging transition for those customers. We plan to continue to focus on expanding the presence of our Cat’s Pride Fresh & Light brand and grocery category growth through customer level marketing events. As a result, total advertising and promotional spending for the Retail and Wholesale group will be greater for fiscal 2014 than fiscal 2013.”

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

The Company will offer a live webcast of the third quarter earnings teleconference on Monday, June 9, 2014 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Agsorb, Amlan, Cat’s Pride, Fresh & Light, Pure-Flo and Select are registered trademarks of Oil-Dri Corporation of America. MD-09 is a trademark of Oil-Dri Corporation of America.

Certain statements in this press release, including the reasons for comparisons between fiscal 2014 and 2013 earnings, may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

5

Consolidated Statements of Income

(in thousands, except for per share amounts)

(unaudited)

	Third Quarter Ended April 30,
	2014	% of Sales	2013	% of Sales
Net Sales	$67,417	100.0%	$64,152	100.0%
Cost of Sales	(53,533)	79.4%	(47,261)	73.7%
Gross Profit	13,884	20.6%	16,891	26.3%
Operating Expenses	(12,894)	19.1%	(12,209)	19.0%
Capacity Rationalization Charges	—	0.0%	(8)	0.0%

Operating Income	990	1.5%	4,674	7.3%
Interest Expense	(377)	0.6%	(447)	0.7%
Other Income	250	0.4%	214	0.3%

Income Before Income Taxes	863	1.3%	4,441	6.9%
Income Taxes	(141)	0.2%	(1,190)	1.9%
Net Income	$722	1.1%	$3,251	5.1%

Net Income Per Share:
Basic Common	$0.11		$0.50
Basic Class B Common	$0.08		$0.37
Diluted	$0.10		$0.46

Average Shares Outstanding:
Basic Common	4,987		4,923
Basic Class B Common	2,004		1,980
Diluted	7,013		6,938

	Nine Months Ended April 30,
	2014	% of Sales	2013	% of Sales
Net Sales	$200,268	100.0%	$186,691	100.0%
Cost of Sales	(152,991)	76.4%	(136,300)	73.0%
Gross Profit	47,277	23.6%	50,391	27.0%
Operating Expenses	(36,211)	18.1%	(35,863)	19.2%
Capacity Rationalization Charges	—	0.0%	(70)	0.0%

Operating Income	11,066	5.5%	14,458	7.7%
Interest Expense	(1,186)	0.6%	(1,374)	0.7%
Other Income	406	0.2%	445	0.2%

Income Before Income Taxes	10,286	5.1%	13,529	7.2%
Income Taxes	(2,396)	1.2%	(3,680)	2.0%
Net Income	$7,890	3.9%	$9,849	5.3%

Net Income Per Share:
Basic Common	$1.20		$1.52
Basic Class B Common	$0.90		$1.14
Diluted	$1.11		$1.40

Average Shares Outstanding:
Basic Common	4,974		4,899
Basic Class B Common	2,000		1,966
Diluted	6,998		6,916

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

6

Consolidated Balance Sheets

(in thousands, except for per share amounts)

(unaudited)

		As of April 30,
		2014	2013
Current Assets
Cash and Cash Equivalents		$16,436	$22,649
Restricted Cash		191	—
Short-term Investments		3,240	17,446
Accounts Receivable, Net		32,854	29,784
Inventories		24,401	21,349
Prepaid Expenses		10,635	8,193
Total Current Assets		87,757	99,421
Property, Plant and Equipment, Net		71,969	65,758
Other Assets		24,911	15,675
Total Assets		$184,637	$180,854

Current Liabilities
Current Maturities of Notes Payable		$3,500	$3,500
Accounts Payable		7,102	6,742
Dividends Payable		1,243	—
Accrued Expenses		17,949	20,021
Total Current Liabilities		29,794	30,263
Noncurrent Liabilities
Notes Payable		18,900	22,400
Other Noncurrent Liabilities		27,951	34,741
Total Noncurrent Liabilities		46,851	57,141
Stockholders' Equity		107,992	93,450
Total Liabilities and Stockholders' Equity		$184,637	$180,854

Book Value Per Share Outstanding		$15.48	$13.61

Acquisitions of Property, Plant and Equipment	Third Quarter	$6,509	$2,796
	Year To Date	$13,291	$7,805
Depreciation and Amortization Charges	Third Quarter	$2,747	$2,220
	Year To Date	$7,607	$6,695

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

7

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended
	April 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income	$7,890	$9,849

Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition:
Depreciation and Amortization	7,607	6,695
Capacity Rationalization Plan Charges	—	70
(Increase) Decrease in Accounts Receivable	(1,742)	385
Increase in Inventories	(2,884)	(1,676)
Increase in Accounts Payable	415	357
(Decrease) Increase in Accrued Expenses	(1,981)	2,481
Increase in Pension and Postretirement Benefits	638	949
Other	767	164
Total Adjustments	2,820	9,425
Net Cash Provided by Operating Activities	10,710	19,274

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(13,291)	(7,805)
Acquisition of Business	(12,814)	—
Restricted Cash	(191)	—
Net Dispositions (Purchases) of Investment Securities	15,221	(8,278)
Other	91	62
Net Cash Used in Investing Activities	(10,984)	(16,021)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Long-Term Debt	-	-
Principal Payments on Long-Term Debt	(3,500)	(3,800)
Dividends Paid	(3,719)	(4,630)
Purchase of Treasury Stock	(63)	(175)
Other	116	896
Net Cash Used in Financing Activities	(7,166)	(7,709)

Effect of exchange rate changes on cash and cash equivalents	(159)	12

Net Decrease in Cash and Cash Equivalents	(7,599)	(4,444)
Cash and Cash Equivalents, Beginning of Period	24,035	27,093
Cash and Cash Equivalents, End of Period	$16,436	$22,649

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com
(312) 706 3256

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